Exhibit 16.2

July 23, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read WCI Communities, Inc.’s statements included under the caption “Experts” in its Amendment No. 8 to Form S-1 filed on July 24, 2013 and we agree with such statements concerning our firm.

/s/ McGladrey LLP

McGladrey LLP